Exhibit A

Date: April 15, 2010 Number: 1799

NOTARIZATION OF POWER OF ATTORNEY

Executed by

“IBERDROLA, S.A.”

José Antonio Isusi Ezcurdia

Notary of Bilbao

COMMERCIAL REGISTRY OF VIZCAYA V. 4,757 F. 162

IBERDROLA SOCIEDAD ANÓNIMA

Filing 1/325/1.327 Folio: 203

Record: 2010/1799/N/15/04/2010

Date: April 16, 2010 13:36 Entry No. 1/2010/6,072.0

Submitted by: PERNIA OSTOLAZA, JESUS MARIA-944665257

notaríaisusi

BILBAO

C/ Rodríguez Arias, 15 – 6a planta

48008 BILBAO

Tel.: 94 424 44 11

Fax: 94 423 00 05

notaria.aiv@sarenet.es

NUMBER ONE THOUSAND SEVEN HUNDRED AND NINETY NINE.

IN BILBAO, where I reside, on April 15, 2010.

Before me, JOSÉ ANTONIO ISUSI EZCURDIA, Notary of the Illustrious Association of Notaries of the Basque Country,

APPEARS:

MR. JUAN CARLOS DE ELEJOSTE Y DE LA QUINTANA, of full legal age, married, resident of Bilbao, Cardenal Gardoqui, no. 8, and with I.D. card number 14.884.680-T.

HE ACTS: In the name and on behalf of the Spanish nationality company named “IBERDROLA, S.A.”, with registered office in Bilbao, at calle Gardoqui number 8, incorporated for an unlimited duration by means of deed authorized on 19 July 1901 by the former Notary of Bilbao, Mr. Isidro de Erquiaga; its Articles of Association were adapted to the Public Limited Companies Act currently in force, by means of public instrument authorized by the Notary of Bilbao, Mr. José Antonio Isusi Ezcurdia, as substitute for his colleague, with whom he shares residence, Mr. José María Arriola Arana, both of them Notaries of Bilbao, on July 6, 1990, with number 2080 of his official records, and with the Company’s current name deriving from the Merger Agreement, documented by a public instrument authorized by Mr. José María Arriola Arana, Notary of Bilbao, on December 12, 1992, with number 4150 of his official records.

The appearing party represents that his principal’s main corporate purpose consists of the activity of: “Production, transmission, switching and distribution or supply of electric power or electricity by-products and applications thereof, and the raw material or energy needed for the generation thereof, energy and information-technology related services, gas storage activities, regasification, transportation or distribution, and the provision of services assisting the companies in which it holds an interest”.

It is recorded with the Commercial Registry of this Province, Volume BI-233, folio 156, page number BI-167A, entry 923.

Tax Identification Number: A-48-010615.

His powers to appear and act herein result from the power of attorney, which he assures is in force, conferred by means of public instrument authorized by Mr. José María Arriola Arana, Notary of Bilbao, on August 24, 2000, with number 1966 of his Official Records.

An authorized copy of such power of attorney has been recorded with the Commercial Registry of Vizcaya, in volume 3230, folio 208, page BI-167-A, entry 1527.

The appearing party assures that his powers continue in effect and the subsistence of his principal’s legal capacity, as well as that no variation has taken place with regard to the identification details of the legal person and particularly, its corporate purpose and registered office.

After examining the authorized copy of the public instrument shown, I consider, under my own responsibility, that the representation powers evidenced by the appearing party are sufficient for the execution of this public instrument of Revocation of Notarization of Revocation of Powers of Attorney.

Additionally, he supplements his powers with the certification of the resolutions adopted by the Executive Committee of the Company’s Board of Directors, which he hands to me, and which is issued by Mr. Julián Martínez-Simancas Sánchez, as Secretary, countersigned by the Chairman, Mr. José Ignacio Sánchez Galán, and I, the Notary, have evidence that the signatures authorizing the mentioned certification, which I attach hereto, are legitimate.

In my opinion, the appearing party, as he acts, has the legal capacity required to execute this public instrument for the NOTARIZATION OF POWERS OF ATTORNEY, for which purpose

HE EXECUTES:

That he CONVERTS INTO A PUBLIC DOCUMENT the corporate resolutions reported in the mentioned certification attached hereto, of which the contents are deemed to be fully reproduced hereby; and pursuant to which:

JOINT AND SEVERAL POWERS OF ATTORNEY ARE CONFERRED, as broad and sufficient as required by Law, in favor of MR. IÑIGO ELORRIAGA FERNÁNDEZ DE ARROYABE, MR. MIGUEL ARRIETA GARRAMIOLA AND MS. AINARA DE ELEJOSTE ECHEVARRÍA, so that each of them alone, in the name and on behalf of the Company, may exercise the powers resulting from the certification attached hereto, which are deemed to be fully reproduced hereby.

The powers referred to in the previous paragraphs may be exercised both in the national territory and abroad and, particularly, in the European Union member states and before such Organization and its different Bodies, Institutions, Commissions, Directorates and Courts.

All powers conferred hereby are given for a period of five (5) years and accordingly, they shall will be effective until April 13, 2015, and will be annulled and have no effect whatsoever upon the lapse of such period and date.

The appearing party, by virtue of the provisions of Art. 249-2 of the Notarial Regulations, releases me, the Notary, from the duty to send this public instrument for registration on line or via fax to the relevant Commercial Registry.

I make the relevant legal warnings to the appearing party and expressly inform the same about the one contained in article 82 of the Commercial Registry Regulations regarding the obligation to register this public instrument.

After reading this public instrument pursuant to the provisions of article 193 of the Notarial Regulations and making the warnings contained in the same, the appearing party was informed and accepted the incorporation of his data into the automated files existing at my office, which shall be kept thereat, on a confidential basis, without prejudice to any duties to disclose the same under the provisions of Organic Law 15/1999; he gave his consent and signed it with me, the Notary; and I the notary attest that I have verified the identity of the appearing party by examining his I.D. Card, that consent has been freely given, that the execution hereof adjusts to the law and to the duly informed will of the executing or acting party, and to all the contents of this public instrument, issued in three sheets of stamped paper, series N-B, numbers: the present one and the two subsequent ones in numerical order.

The signature of the appearing party follows.- Initialed: José Antonio Isusi—Signed – There appears the stamp of the Notary’s office.

3rd Additional Provision of Law 8/89 – Fee Nos. 1-4-5-6-7

DOCUMENT FOR NO AMOUNT

DOCUMENT ATTACHED:

IBERDROLA

I, JULIÁN MARTÍNEZ-SIMANCAS SÁNCHEZ, SECRETARY GENERAL AND SECRETARY OF THE BOARD OF DIRECTORS OF “IBERDROLA, S.A.” WITH REGISTERED OFFICE IN BILBAO, CARDENAL GARDOQUI NUMBER 8, TAX IDENTIFICATION CODE. A-48010615

HEREBY CERTIFY:

That a meeting of the Executive Committee of this Company’s Board of Directors was held in Madrid, on April 13, 2010, after sending written notice of the call to the meeting to each of the members of such committee, which was signed by the undersigned Secretary, Julián Martínez-Simancas Sánchez, on March 29, 2010, and drafted on the terms transcribed below: “Following the instructions given by the Chairman, I call you to the meeting of the Executive Committee of the Board of Directors of IBERDROLA, S.A., scheduled for next April 13, 2010, at 10:30 hours, at Tomás Redondo, number 1, Madrid.- The items that appear in the Agenda below shall be dealt with at the meeting: 1.- Reading of the minutes of the previous meeting. 2.- Information and decisions, as the case may be, with regard to the General Shareholders’ Meeting. 3.- Report of the Chairman and CEO: - Proposals for decision.- Management report. 4.- Others.- 5.- Next meeting. 6.- Reading and approval of the minutes of the meeting. Best regards.” The meeting is chaired by Mr. José Ignacio Sánchez Galán, Chairman and CEO, and attended by the Vice-chairman Mr. Victor de Urrutia Vallejo, as well as by two Board Members Mr. Xabier de Irala Estévez and Mr. José Luis Olivas Martínez. The Board Member Mr. José Ignacio Berroeta Echevarria attends by proxy, represented by the Chairman and CEO, Mr. José Ignacio Sánchez Galán, by virtue of the letter sent for such purpose, in accordance with articles 40.2 and 43.5 of the By-laws. Accordingly, all of the members that make up the Executive Committee of the Board of Directors concur at the meeting, four of them present in person, and one by proxy; and with the intervention of the undersigned Secretary, Julián Martínez-Simancas Sánchez, and after obtaining the favorable report of the Company’s Legal Advisor, Mr. Federico San Sebastián Flechoso, the resolutions literally transcribed from the Minutes approved by the Executive Committee upon conclusion of the meeting, signed by the undersigned Secretary and countersigned by the Chairman, were unanimously approved among others that do not modify or affect the same:

“The Executive Committee resolves, unanimously, to confer joint and several powers of attorney, as broad and sufficient as required by Law, in favor of MR. IÑIGO ELORRIAGA FERNÁNDEZ DE ARROYABE – of full legal age, married, of Spanish nationality, with his address for the purposes hereof in Bilbao, calle Cardenal Gardoqui number 8, with Tax Identification Number 14.959.357-L-, MR. MIGUEL ARRIETA GARRAMIOLA –of full legal age, married, of Spanish nationality, with his address for the purposes hereof in Bilbao calle Cardenal Gardoqui number 8, with Tax Identification Number 30.681.527-X and MS. AINARA DE ELEJOSTE ECHEVARRÍA – of full legal age, married, of Spanish nationality, with her address for the purposes hereof in Bilbao, calle Cardenal Gardoqui number 8, with Tax Identification Number 78.886.102-N, so that each of them, on their own, in the name and on behalf of the Company, may exercise the following powers:

1st) To represent and use the corporate signature in as many acts, businesses and contracts as he/she intervenes by virtue of the powers detailed in the following paragraphs.

2nd) To attend and participate in all types of general meetings, assemblies, meetings of the board of directors, ordinary and extraordinary committees and, in general, management and decision-making bodies of all types of associations, foundations, economic interest groupings, joint ventures and commercial and civil companies of all types, exercising the vote corresponding to the principal’s interest therein and, in the case of winding-up, to receive the relevant assets on behalf of the principal.

3rd) To claim, collect and receive any amount that must be credited or paid to the company, whether in cash, by draft, or any other method of payment, by private parties, banking and other type of institutions, by the State, Autonomous Communities, Provinces, Municipalities and, in general, by any other public or private entity. To issue and request receipts and acquittances and fix balances and settle final payments. To determine the method of payment of the amounts owed to the Company, grant extensions, fix installments and their amount.

To accept from debtors all types of personal guarantees or real securities, including mortgages on goods or properties, pledges with or without transfer of possession, subject to any stipulations, clauses and conditions he/she deems appropriate and to cancel the same upon receipt of the secured amounts or credits. To accept from debtors the delivery of movable or real property in lieu of payment of debts or part of the same, and to value such properties. To adopt with regard to the debtors’ properties as many judicial and extrajudicial measures as he/she may consider convenient to defend the rights and interests of the principal Company.

4th) To sign correspondence and to receive the same, including registered mail and any letters with value declared, withdrawing the same from the relevant post offices.

5th) To represent the Company before third parties and at all types of administrative meetings, before chambers, committees, associations, mutual companies, registries, delegations, agencies and offices of the European Union, the State, Autonomous Communities, Historic Territories, Provincial Councils, Provinces or Municipalities, and other centers or bodies of administrative, governmental or any other nature, of all levels and in all instances, both Spanish and Foreign and those of international organizations including, of course, self-governed bodies, state-dependant institutions or companies, commercial offices and agencies of all kinds involved in export, import or related, preliminary or resulting transactions. To exercise any rights and interests that may correspond to the Company in each case. To make petitions and requests. To file for any appropriate proceedings, requesting any data, copies or documents of interest, and submitting claims, including preliminary ones, and filing complaints with the administrative bodies. To withdraw from proceedings, claims and complaints regardless of the state of the proceedings, to enforce or have final decisions enforced. To reply and request certificates and summons, whether through a Notary or otherwise. To ask for certifications, affidavits and certified copies of interest for the Company.

6th) To represent the Company before the courts of any jurisdiction and rank, bodies, authorities, offices, registries, individuals and corporations, both national and foreign, and for all types of constitutional civil, commercial, voluntary or contentious jurisdiction, criminal, administrative, economic-administrative, labor or of any other type of proceedings so that, in the name and on behalf of the Company, they may appear before all types of public and private bodies, state or regional authorities, and particularly before the competent bodies and services for mediation, arbitration and conciliation in labor matters (SMAC) or other bodies or entities competent to hear such claims in the future, before magistrates, lower courts or trial courts, labor courts, economic-administrative courts, courts of appeals, higher courts of justice, the National Court of Appeals, the Supreme Court, the Constitutional Court, the Court of Auditors and other ordinary and special national courts and tribunals, as well as before the European Court of Justice or other international courts, in all types of judicial proceedings, and being able to act in all types of conciliation proceedings, whether or not an agreement is reached, file and pursue all types of claims, following all legal steps and in all instances until a final judgment or decision is rendered, with special powers to ratify and object, and for the ones contained in articles 414.2 and 25 of the Spanish Civil Procedure Act 1/2000, to declare in trial, lodge criminal complaints and press charges, file appeals for the reversal of courts’ own decisions, motions for appeal, appeals for cassation, judicial review, complaints based on violation of constitutional rights (amparo) and any others, whether ordinary or extraordinary, to withdraw and abandon the same or any other proceedings, acquiescing to the opponent’s claim or reaching a settlement with regard to the respective matters; to sign on behalf of the Company arbitration clauses and act in arbitration proceedings pursuant to the law.

7th) To represent and attend on behalf of the Company all types of insolvency proceedings –voluntary or mandatory- receivership proceedings or any type of bankruptcy proceedings in general, providing evidence of the Company’s Assets, obtaining guarantees and accepting allocations in lieu of payment, being able to grant or refuse reductions and extensions. To appoint, admit and object to receivers and experts and to propose and challenge any proposals made throughout the different stages. To settle, accept installments, compositions and extensions agreed and to sign the same, and to follow all steps until obtaining compliance with and enforcement of the final decisions, as well as to chose the address and tacitly or expressly submit to jurisdictions.

8th) To convert into a public instrument the acts performed and contracts entered into as a result of the exercise of the powers hereby granted, with the clauses inherent to the same and any others considered appropriate in each case.

The powers referred to in the previous sections may be exercised both in national territory and abroad and particularly in the different countries of the European Union and before the different bodies, institutions, committees, directorates and courts of such Organization.

All powers conferred hereby are granted for a five (5) year period and, accordingly, they shall be effective until April 13, 2015, and shall be annulled and without effect upon the lapse of such period and date.”

“Enforcement powers

Lastly and before adjourning the meeting, the Executive Committee resolves, by unanimity, to empower the Chairman of the Board of Directors and CEO of the Company, Mr. José Ignacio Sánchez Galán, the Secretary General and Secretary of the Board of Directors, Mr. Julián Martínez-Simancas Sánchez and the Attorney Mr. Juan Carlos de Elejoste y de la Quintana so that any of them, indistinctly, on a joint and several basis, may put into effect each and every one of the resolutions or decisions adopted at this meeting, with the capacity and sufficient powers to convert the same into a public instrument, execute powers of attorney and make any appropriate filings with the relevant Registries, and in the later case, making any appropriate rectifications in view of the verbal or written instructions of the Registrars, until the public instruments are perfectly recorded with the Registry.”

And for the record and countersigned by the Chairman, I issue this certification in Madrid, on April 13, 2010.

IBERDROLA, S.A.

The Secretary General and of the Board of Directors

Countersigned by the Chairman.

José Ignacio Sánchez Galán

THIS IS AN EXACT COPY OF ITS ORIGINAL, where I leave a note of the issue hereof, which is done at the request of “IBERDROLA, S.A.”, in seven sheets of stamped paper, series N-B, the present number and the six subsequent ones in numeric order.- In Bilbao, on April 15, 2010. I ATTEST.

This folio has been added to the document on which the signature of Mr. JOSE ANTONIO ISUSI EZCURDIA appears, stamped on the official sheet of paper of the Provincial Council of Bizkaia N 1894329 B, of the copy of the document authorized on 15 April 2010, with number ONE THOUSAND SEVENHUNDRED NINETY NINE of his official records.

APOSTILLE

Convention de la Haye du 5 octobre 1961

1. Country: Spain

This public document

2. Has been signed by MR JOSE ANTONIO ISUSI EZCURDIA

3. Acting in the capacity of NOTARY

4. Bears the seal/stamp of the Notary’s office

CERTIFIED

5. In BILBAO	6. on 27 April 2011

7. By Mr. JOSE CARLOS VALLE MUÑOZ-COBO, Reviewing Officer of the Governing Board of the Illustrious Association of Notaries of the Basque Country

8. Number 2196/11

9. Stamp	10. Signature [illegible signature]

[Stamp: Authentications and Legalizations – NIHIL PRIUS FIDE – A041334265]

[Stamp: Association of Notaries of the Basque Country]

[There appears a stamp of the General Board of Spanish Notaries with number 152008682]

COMMERCIAL REGISTRY OF THE PROVINCE OF VIZCAYA

AVENIDA DE MADARIAGA, 24 – 48014 BILBAO

IBERDROLA SOCIEDAD ANÓNIMA

DOCUMENT:  1/2010/6,072.0        ENTRY:  325/1327         DATE:  16/04/2010

THE UNDERSIGNED COMMERCIAL REGISTRAR, after examining and classifying the above document, in accordance with article 18.2 of the Code of Commerce and article 6 of the Commercial Registry Regulations, has proceeded to enter and register the same on this date in

VOLUME: 4757	BOOK: 0 FOLIO: 164

PAGE: BI-167 (A)	ENTRY: 1877

It is expressly recorded that the person(s) hereby appointed is (are) not included in the Registry of Insolvency Resolutions, pursuant to the provisions of article 61 bis of the Commercial Registry Regulations.

FEES (V.A.T. excluded):        INVOICE:

BILBAO, 22 April 2010

THE REGISTRAR

For the purposes of Organic Law 15/1999, of 13 December, on the Protection of Personal Data, you are hereby informed that

1.

The personal data contained in this document have been incorporated to the Registry’s file and to the files kept on the basis of the latter, which the Registrar is in charge of, the use and purpose of which is to process the same pursuant to that expressly provided for in the Registry regulations. The information contained therein will only be communicated in the events provided for in the law, or for the purpose of meeting the requirements of formal publicity made in accordance with the registration legislation.

2.

To the extent that it is compatible with the specific legislation of this Registry, the interested parties are recognized the rights of access, rectification, cancellation and opposition established in the mentioned Organic Law, and may exercise the same by filing a written submission at the Registry’s address.

3.	Obtaining and processing your data in the above-indicated manner is a necessary condition for the provision of these services.